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                                  EXHIBIT 10.30

                             FIRST AMENDMENT TO THE
                         SENIOR LINE OF CREDIT AGREEMENT


         This first amendment (the "Amendment") to the Senior Line of Credit Agreement and related documents is dated as of December 18, 1997 and amends the Senior Line of Credit Agreement dated as of September 25, 1997 (the "Agreement") by and among the Aries Domestic Fund, L.P., the Aries Fund, a Cayman Islands Trust (together the "Funds") and Xenometrix, Inc., (the "Company") and related documents as set forth herein. Terms not otherwise defined herein shall have the meanings assigned to them in the Agreement.

         WHEREAS, the Company and Funds executed the Agreement contemplating a private placement of the Company's securities;

         WHEREAS, the Company has retained Barington Capital Group, L.P. to act as a placement agent of shares of the Company's Series C Preferred Stock (the "Financing");

         WHEREAS, the Funds have agreed to convert the principal and accrued interest of the notes issued to them pursuant to the Agreement prior to the closing of the Financing (the "Notes") into shares of the Company's Series C Preferred Stock on the same terms and conditions as other investors in the Financing;

         NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. The Funds will convert the Notes into shares of the Company's Series C Preferred Stock concurrent with the first closing of the Financing (such date, the "Initial Closing"). The Financing will have terms and conditions substantially equivalent to those set forth in the documents attached hereto as Exhibit A (the "Subscription Documents").

2. The Company agrees that after the Initial Closing, it will not draw down any additional amounts pursuant to the Senior Line of Credit.

3. The Funds agree that if the Company has not drawn down the full $1,500,000 available under the Senior Line of Credit prior to the Initial Closing, the Funds will purchase shares in the Final closing (as defined below) of Series C Preferred Stock for aggregate consideration equal to the difference between (i) $1,500,000 and (ii) the amount of the Line of Credit outstanding on the Initial Closing Date. For purposes of this Section 3, the Final Closing shall be deemed to occur when investors (other than the Funds) purchase shares of Series C Preferred Stock with an aggregate purchase price of not less than $3,000,000.


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4. The parties hereto agree that the conversion set forth in Section 1 above will satisfy the repayment provision set forth in Section 2 of the Agreement.

5. Simultaneously with the Initial Closing, the parties hereto agree that
Section 3 of each Note shall be amended at such time to provide that the conversion contemplated in Section 1 hereof will result in the Funds receiving shares of Series C Preferred Stock at a conversion rate equal to 100% of the Offering Price of the Financing and not 70% as set forth in Section 3 of the Notes.

6. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together constitute one instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

XENOMETRIX, INC.                       THE ARIES FUND, A CAYMAN ISLAND TRUST

By:                                    By:     Its Investment Manager, Paramount
   -----------------------------               Capital Asset Management, Inc.

                                       By:
                                               ----------------------------
                                       Its:    President



                                       THE ARIES DOMESTIC FUND, L.P.

                                       By:     Its General Partner, Paramount
                                               Capital Asset Management, Inc.

                                       By:
                                               ----------------------------
                                       Its:    President